CONSULTING AGREEMENT

         AGREEMENT, dated as of March 14, 2000 (the "Agreement"), by and between Nexland, Inc., an Arizona corporation having its principal place of business at 20801 Biscayne Boulevard, Suite 414, Aventura, Florida 33180 (the "Company"), and Nexland, S.A., a corporation formed under the laws of France (the "Consultant").

         WHEREAS, the Company desires to employ and retain the Consultant for the term specified herein in order to advise and assist the Company in the research, development, and maintenance of its products on the terms and conditions set forth herein; and

         WHEREAS, the Consultant desires to provide such services to the Company in such capacities, on and subject to the terms and conditions hereof;

         NOW, THEREFORE, the parties hereto (the "Parties" and each a "Party"), intending to be legally bound, hereby agree as follows:

         1. Engagement, Term and Representative.
            -----------------------------------

             1.1 Engagement. Subject to all of the terms and conditions hereof, the Company does hereby engage the Consultant as its chief technical consultant, for and during the Term, as defined below, and the Consultant does hereby accept the position of chief technical consultant.

             1.2 Term. The term of consultancy established hereby shall commence on November 17, 1999, (the "Effective Date") and shall continue until December 31, 2005, unless earlier terminated as herein provided (such term, the "Term"). and thereafter shall be renewed for additional terms of one (1) year, unless either party provides the other with notice, as provided for herein, at least ninety (90) days prior to the date the Term would otherwise renew, of that party's intention not to so renew such term.

             1.3 Representative. Consultant shall supply Israel Daniel Sultan ("Sultan") as its representative to carry out the duties of Consultant as set forth herein.

         2. Duties of Consultant. The Consultant shall, during the Term, perform technical consulting functions as the same may be determined by the Board of Directors of the Company from time to time. The Consultant shall report to the Board of Directors of the Company (or such person designated by the Board of Directors). The Consultant agrees to serve the Company faithfully, conscientiously and to the best of its ability so as to promote the profit, benefit and advantage of the Company and, if applicable, any subsidiaries or affiliates of the Company. The Consultant agrees

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to accept the payments to be made to it under this Agreement, as full and complete compensation for the services required to be performed by, and the covenants of, the Consultant under this Agreement.

         3. Location and Travel. The Consultant shall provide consulting services from its office or any other location of its choosing, provided that the Consultant acknowledges that significant domestic and international travel may be required as part of its duties hereunder, and the Consultant agrees to undertake such travel as may be reasonably required by the business of the Company from time to time.

         4. Compensation.
            -------------

             4.1 Base Compensation. The Consultant shall be paid at an annual rate of One Hundred Seventy Five Thousand ($175,000.00) Dollars ("Base Compensation") beginning on the date that the Company shall have obtained equity investment and/or debt financing totaling in the aggregate at least One Million ($1,000,000.00) Dollars. Company shall not be responsible for, nor shall it withhold from the amounts paid to Consultant under this Agreement, any federal, state, or local taxes of any kind (collectively referred to as "Taxes"), provided, however, that Company shall withhold, if any, amounts required to be withheld pursuant to the Internal Revenue Code (the "Code") by reason of Consultant's foreign status.

             4.2 Term Life Insurance. The Company shall have the right from time to time to purchase, modify or terminate insurance policies on the life of Sultan for the benefit of the Company in such amount as the Company shall determine in its sole discretion. In connection therewith the Consultant shall, at such time or times and at such place or places as the Company may reasonably direct, submit Sultan to such physical examinations and execute and deliver such documents as the Company may deem necessary or desirable; provided, however, that the eligibility of Sultan for, or the availability of, such insurance shall not be deemed to be a condition of continued engagement hereunder. The Consultant makes no representation to the Company as to Sultan's current or future eligibility for insurance.

             4.3 Expense Reimbursement. The Company shall reimburse the Consultant for all expenses reasonably incurred by it in connection with the performance of its duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts therefor.

         5. Termination and Severance Arrangements.
            ---------------------------------------


             5.1 Termination by the Company. The Company may terminate this Agreement at any time on or after December 31, 2001, by providing at least 30 days advance written notice to the Consultant. In the event that the Company terminates this Agreement (a) on or after December 31, 2001, (b) other than in connection with a Change of Control, in which event Section 6 shall

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apply, and (c) other than for Cause, in which event Section 5.3 shall apply, the
Company shall, notwithstanding such termination, in consideration for all of the undertakings and covenants of the Consultant contained herein, continue to pay to the Consultant the Base Compensation for twelve (12) months from the date of such termination.

             5.2 Termination by Consultant. The Consultant may terminate this Agreement at any time on or after December 31, 2000, by providing at least 180 days advance written notice to the Company.

             5.3 Termination for Cause. Notwithstanding the Employment Term, the Company may terminate the Consultant for Cause, as defined below, upon a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Consultant and an opportunity for the Consultant, together with its counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors there shall have been Cause, as defined below, to terminate the Consultant and specifying the particulars thereof in detail. In the event that the employment of the Consultant is terminated by the Company for Cause, no severance or other post-termination payment shall be due or payable by the Company to the Consultant (except solely such bonus or other payments as may have been accrued but not yet paid prior to such termination). For purposes hereof, "Cause" shall mean: (a) the conviction or entry of a plea of guilty or no contest, with respect to any felony, or misdemeanor involving theft, fraud, dishonesty or misrepresentation; (b) any material misappropriation, embezzlement or conversion of the Company's or any of its subsidiary's or affiliate's property by the Consultant; (c) willful misconduct by the Consultant in respect of the material duties or obligations of the Consultant under this Agreement; or (d) a material breach by the Consultant of any of its material obligations hereunder, after written notice thereof and a reasonable opportunity of thirty (30) days to cure the same, provided that the same is not caused by the physical disability including mental disease or defect of Sultan, in which event Section 6.4 shall apply.

             5.4 Death or Disability. In the event that the engagement of the Consultant by the Company is terminated by reason of the death of Sultan or by reason of the medical or psychiatric disability of Sultan to perform a material portion of his duties for ninety (90) consecutive calendar days (a "Disability"), the Company shall, promptly upon such termination, pay the Consultant an amount equal to six (6) months of Base Compensation, in a single lump sum.

         6. Parachute Provisions.
            ---------------------

             6.1 Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the occurrence of any one or more of the following events.

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                 6.1.1 Any "person" or "group" (as such terms are used in
connection with Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) but excluding the Consultant or any employee benefit plan of the Company (a) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then to vote for the election of directors, or (b) acquires by proxy or otherwise fifty percent (50%) or more of the combined voting securities of the Company having the right to vote for the election of directors of the Company, for any merger or consolidation of the Company, or for any other matter; provided, however, that a Change of Control shall not be deemed to have occurred solely by reason of the public ownership of fifty percent (50%) or more of the Common Stock of the Company;

                 6.1.2 There shall be consummated without the consent of the Consultant (A) any consolidation, merger or recapitalization of the Company or any similar transaction involving the Company, whether or not the Company is the continuing or surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company or (C) the adoption of a plan of complete liquidation of the Company (whether or not in connection with the sale of all or substantially all of the Company's assets) or a series of partial liquidations of the Company that is de jure or de facto part of a plan of complete liquidation of the Company; provided that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a Subsidiary or otherwise, or a transaction solely for the purpose of reincorporating the Company in another jurisdiction, shall not constitute a "Change in Control."

             6.2 Rights on Change in Control. If within one year after, or 90 days prior to, a Change in Control of the Company, the Company shall terminate the Consultant's contract other than by reason of the Consultant's death or Disability or for Cause, the Company shall pay to the Consultant as compensation for services rendered, not later than the fifth business day after the date of termination:

                 6.2.1 the Consultant's Base Compensation through the date of termination; and

                 6.2.2 a lump sum termination fee equal to two (2) times the Consultant's average annual compensation during the Base Period, as defined in the Internal Revenue Code (the "Code") provided that in no event shall Total Payments, as defined in the Code, exceed two (2) times the Consultant's Base Amount as such term is defined in Section 28OG of the Code. The Consultant's Base Amount shall be determined in accordance with temporary or final regulations promulgated under Section 28OG of the Code then in effect, if any.

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         7. Proprietary Rights.
            -------------------

             7.1 Non Competition. The Consultant covenants and agrees that for so long as it shall be under contract with the Company, and for so long as the Company shall make any severance payment due hereunder, and for a period of two years from the later of the termination of such contract or the last such severance payment (such period of time the "Restricted Period") the Consultant shall not directly or indirectly, own, manage, control, operate, invest in or become principal of, employee of, director of, or consultant to, any business, entity or venture which is competitive with the business of the Company as conducted at such time; provided, however, that it shall not be a violation of this Agreement for Sultan to (i) have beneficial ownership of less than 5% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system, or (ii) to continue to maintain an ownership interest in, and provide services to, Nexland, S.A., an entity duly organized under the laws of the country of France, but only so long as a non-competition agreement remains in effect between Nexland, S.A. and the Company.

             7.2 Confidentiality. The Consultant recognizes and acknowledges that certain confidential business and technical information used by the Sultan in connection with his duties hereunder that includes, without limitation, certain confidential and proprietary information relating to the designing, development, construction and marketing of computer hardware, is a valuable and unique asset of the Company. Consultant agrees that he shall at all times maintain the confidentiality of the proprietary information and trade secrets of the Company, and that it shall during the Restricted Period refrain from disclosing any such information to the disadvantage of the Company.

             7.2.1 During the Restricted Period the Consultant shall not, directly or indirectly (A) solicit, in competition with the Company, any person who is a customer of any business conducted by the Company, or (B) in any manner whatsoever induce, or assist others to induce, any supplier of the Company to terminate its association with such entity or do anything, directly or indirectly, to interfere with the business relationship between the Company, and any of their respective current or prospective suppliers.

             7.2.2 During the Restricted Period the Consultant shall not, directly or indirectly, solicit or induce any employee of the Company to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company

             7.3 Ownership by Company. The Consultant acknowledges and agrees that all of its work product created, produced or conceived in connection with its association with the Company shall be deemed "work for hire" and shall be deemed to be owned exclusively by the

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Company. The Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to the Consultant's work product.

             7.4 Remedies. It is expressly understood and agreed that the services to be rendered hereunder by the Consultant are special, unique, and of extraordinary character, and in the event of the breach by the Consultant of any of the terms and conditions of this Agreement on its part to be performed hereunder, or in the event of the breach or threatened breach by the Consultant of the terms and provisions of this Section 9 of this Agreement, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including without limiting the generality of the foregoing, any proceedings, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Consultant.

             7.4.1 Neutral Construction. Neither Party may rely on any drafts of this Agreement in any interpretation of the Agreement. Each Party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, neither Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

             7.4.2 Attorney's Fees. In the event that either Party hereto commences litigation against the other to enforce such party's rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys' fees (including in-house counsel), paralegals', fees, and legal assistants' fees through all appeals.

         8. General.
            --------

             8.1 No Brokers. Each of the Parties represents and warrants to the other that it has not utilized the services of any finder, broker or agent. Each of the Parties agrees to indemnify the other against any and all liabilities to any person, firm or corporation claiming any fee or commission of any kind on account of services rendered on behalf of such party in connection with the transactions contemplated by this Agreement.

             8.2 Applicable Law. This document shall in all respects be governed by the laws of the State of Florida. The Parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in Florida, and that this Agreement has been executed by both Parties in Florida. Any legal suit, action or proceeding against either Party arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each Party irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

             8.3 Rights Absolute. The Company's obligation to pay the Consultant the compensation specified herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, defense or other right which the Company may have against the Consultant or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.

             8.4 No Offset. Except as expressly provided herein, the Company waives all rights it my now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. The Consultant shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment, and if Consultant obtains such other employment, any compensation earned by Consultant pursuant thereto shall not be applied to mitigate any payment made to Consultant pursuant to this Agreement.

             8.5 Successor Obligations. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume by written agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

             8.6 Survival. The Parties agree that the covenants contained in
Section 9 hereof shall survive any termination of employment by the Consultant and any termination of this Agreement. In addition, the Parties agree that any compensation or right which shall have accrued to the Consultant as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

             8.7 Assignability. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, personal representatives, successors and assigns. However, the obligations of the Consultant may not be delegated, and the Consultant may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Consultant agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company. The term "successor" shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination of employment for purposes of this Agreement.

             8.8 Notices. Any and all notices required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made to the other if delivered either personally, by telex, facsimile transmission, same day delivery Service, overnight expedited delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice shall be deemed effective upon receipt. If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission. If notice is served by same day delivery service or overnight expedited delivery service, notice shall be deemed effective three days after it is sent. In all instances, notice shall be sent to the Parties at the following addresses:

             If to the Company:
                     Nexland, Inc.
                     20801 Biscayne Boulevard Suite 414
                     Aventura, Florida 33180
                     Fax: (305) ______________

             If to the Consultant:
                     Nexland, S.A.

                     --------------------------

                     --------------------------

Either Party may change its address for the purpose of receiving notices by a written notice given to the other Party.

             8.9 Modifications or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by each of the Parties.

             8.10 Waiver. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

             8.11 Severability. If any provision of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

             8.12 Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

             8.13 Headings. The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

             8.14 Specific Performance. It is agreed that the rights granted to the Parties hereunder are of a special and unique kind and character and that, if there is a breach by either Party of any material provision of this document, the other Party would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the Parties may be enforced by an action for specific performance and other equitable relief.

             8.15 Further Assurances. Each of the Parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out their intentions as set forth herein.

             8.16 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      NEXLAND, INC., an Arizona corporation


                                      By: /s/ Greg Levine
                                         ----------------------------------
                                            Greg Levine, President


                                      NEXLAND, S.A.


                                      By: /s/ Yves Many
                                         -----------------------------------
                                            Yves Many